[DESCRIPTION] Consent of Accountant




           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 5, 2000, accompanying the consolidated financial statements of Uptown Restaurant Group, Inc. and our report dated July 10, 1999 and May 5, 2000, accompanying the financial statements of NYB Foods, Inc., contained in the Fifth Amendment to the Registration Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                         James E. Raftery, C.P.A., P.C.



Mesa, Arizona
November 9, 2000